U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

American Capital, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into Material Definitive Agreements.

On June 28, 2010, American Capital, Ltd. (“American Capital” or the “Company”) completed a comprehensive restructuring of its primary unsecured debt arrangements. As part of the restructuring, American Capital amended and restated the credit agreement for its unsecured revolving line of credit facility with Wells Fargo Bank, N.A. as administrative agent (the “Amended and Restated Credit Agreement”), pursuant to which $680 million of the Company’s loans outstanding under the credit facility were repaid in cash, and its remaining loans were converted into (i) $277 million of new floating rate secured term loans under the Amended and Restated Credit Agreement (“New Secured Loans”) and (ii) $430 million of new fixed rate secured notes (“New Secured Private Notes”) issued under a new indenture with Wilmington Trust FSB, as Trustee (the “Indenture,” collectively with the Amended and Restated Credit Agreement, the “New Debt Agreements”). American Capital also simultaneously accepted and closed private exchange offers for its unsecured public and private notes for cash and new secured notes of various series issued under the Indenture. In the exchange offer transaction, holders of American Capital’s unsecured public notes exchanged $539 million of their notes for (i) an aggregate cash payment of $11 million and (ii) $4 million of new call-protected floating rate secured notes (“New Floating Rate Public Secured Notes”) and $524 million of new call-protected fixed rate secured notes (“New Fixed Rate Public Secured Notes,” and collectively with the New Floating Rate Public Secured Notes, the “New Secured Public Notes”) issued under the Indenture. Holders of American Capital’s unsecured private notes exchanged $411 million of their notes for (i) an aggregate cash payment of $339 million and (ii) $72 million of New Secured Private Notes. The remaining $11 million of the original $550 million of unsecured public notes were not exchanged by holders in the restructuring. Such notes were amended on June 28, 2010 pursuant to a Second Supplemental Indenture to the indenture for the notes to remove substantially all material affirmative and negative covenants, other than the covenant to pay principal and interest on such notes, and to remove certain events of default. All other terms of the unsecured notes remain unchanged.

In connection with the refinancing, the Company received waivers of all existing defaults under its original credit facility and unsecured private and public notes. The Company also paid an aggregate restructuring fee of $26 million representing 2% of the principal balance of the New Secured Loans, the New Secured Private Notes and the New Secured Public Notes (collectively, the “New Secured Debt”). The Company must pay an extension fee in an amount equal to 1% of the aggregate principal amount of the New Secured Debt outstanding on each of December 30, 2011 and December 31, 2012, payable on such date.

The New Secured Public Notes have no scheduled amortization before their December 31, 2013 maturity, and are entitled to certain prepayment fees if redeemed prior to August 1, 2012. The New Secured Loans and the New Secured Private Notes also mature on December 31, 2013, and are subject to scheduled amortization and amortization from a portion of the proceeds of asset dispositions, excess cash flow and certain capital raising activities, except that the Company may retain the first $580 million of such proceeds for new investments or other general corporate purposes. See also the Company’s other Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2010 for additional information.

The interest rate on the New Secured Loans and the New Floating Rate Public Secured Notes is LIBOR plus an interest rate margin of 650 basis points, with a 2% LIBOR floor. When the outstanding balance of the New Secured Debt is below $1 billion, the interest rate margin will decline to 550 basis points. The interest rate on the New Secured Private Notes and the New Fixed Rate Secured Public Notes will bear interest at a rate of 8.96%, declining to 7.96% when the principal amount of the New Secured Debt is below $1 billion. In addition, the interest rate margin for the New Secured Debt will increase by an additional 0.50% per annum if the Company fails to pay certain additional amortization amounts on the New Secured Loans and New Secured Private Notes when due.

The New Secured Debt is secured by a first priority lien (subject to certain permitted liens) on substantially all of the Company’s existing and hereafter acquired unencumbered assets, pursuant to a Security Agreement between the Company and U.S. Bank National Association, as Collateral Trustee. In connection with the refinancing, the Company also entered into a Collateral Trust and Intercreditor Agreement with Wells Fargo Bank, N.A., as Credit Agreement Representative, Wilmington Trust FSB, as Public Note Representative and U.S. Bank National Association, as Collateral Trustee.

The financial covenants under the New Debt Agreements include (i) maintenance of a minimum ratio of adjusted operating cash flow to interest expense and (ii) a minimum ratio of pledged assets to secured debt, tested on a quarterly basis. In addition, there are also restrictions on: (i) the incurrence of certain additional debt, (ii) acquisitions and investments, and (iii) the payments of dividends and other distributions. The Company is permitted though under the New Debt Agreements to pay dividends to the extent necessary in order to maintain its RIC status provided that such dividends are paid in additional shares of its common stock to the extent allowed by law. There are also no limitations in the New Debt Agreements on the Company’s payment of cash dividends if (i) it maintains an asset coverage ratio of at least 200%, (ii) it is in pro forma compliance with all financial covenants under the New Debt Agreements, (iii) there are no defaults outstanding under the New Debt Agreements, and (iv) the aggregate principal amount of the New Secured Debt outstanding is less than or equal to $1.4 billion.

Wells Fargo Bank, N.A. serves as the custodian for certain of the collateral securing the New Secured Debt and for certain of American Capital’s unsecured debt and securitized debt. It is also the indenture trustee and backup servicer for the securitized debt. In addition, an affiliate of Wilmington Trust FSB serves as the owner trustee on certain of American Capital’s securitized debt. Affiliates of JPMorgan Chase Bank, N.A., Citicorp North America, Inc. and Morgan Stanley Senior Funding, Inc., lenders under the Amended and Restated Credit Agreement, and Wells Fargo Bank, N.A. have also performed investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses.

The Company issued a press release announcing the restructuring on June 28, 2010. The text of the press release is included as exhibit 99.1 to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.1	Press Release, dated as of June 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: July 1, 2010	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel, Chief Compliance Officer and Secretary